Exhibit 23.6

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of RCS Capital Corporation of our report dated February 24, 2014 relating to the combined financial statements of J.P. Turner & Company, L.L.C. and J.P. Turner & Company Capital Management, LLC as of and for the years ended December 31, 2013 and 2012, that appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

RUBIO CPA,

PC Atlanta, Georgia

April 21, 2014